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                                                                      EXHIBIT 11

                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Registration Statement (Form N-1A) and related prospectus of Security Growth and Income Fund and to the incorporation by reference of our report dated October 27, 1995, with respect to the financial statements of Security Growth and Income Fund included in its Annual Report to Shareholders for the year ended September 30, 1995.


                                                               Ernst & Young LLP

                                                               Ernst & Young LLP

Kansas City, Missouri
December 1, 1995